Exhibit 5.2

March 25, 2026

Next Technology Holding Inc.

1376-7 Oba, Kasukabe City, Saitama Prefecture

Grandage 3, Takebashi 408

Japan 344-0021

Magstone Law, LLP

415 S Murphy Ave

Sunnyvale, California, 94086

Re:	Next Technology Holding Inc.

Ladies and Gentlemen:

We have acted as Wyoming counsel to Next Technology Holding Inc., f/k/a WeTrade Group Inc. (the “Company”), in connection with its Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on September 15, 2025, as amended on October 31 2025, which has become effective on November 20, 2025 (as amended or supplemented, the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”). On March 24, 2026, the Board of Directors of the Company (the “Board”) approved the Next Technology Holding Inc. registered direct offering of: (i) shares (the “Shares”) of common stock, no par value per share (the “Common Stock”), of the Company; and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of Common Stock (the “Pre-Funded Warrant Shares”), at a purchase price per Pre-Funded Warrant equal to the Per Share Purchase Price minus $0.001, each Pre-Funded Warrant having an exercise price of $0.001 per Pre-Funded Warrant Share and being exercisable at any time until exercised in full, with the specific number of Shares, Pre-Funded Warrants, and offering prices to be determined by the Authorized Officers (as defined below) in their reasonable judgment and subject to a beneficial ownership limitation of 4.99% of the outstanding shares of Common Stock of the Company (the “Ownership Cap”) (“The Offering”). The Company offers the Shares pursuant to the Company’s Registration Statement, a prospectus and a prospectus supplement filed on or about March 25, 2026 (together, the “Prospectus”) under the Securities Act. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the Registration Statement, and no opinion is expressed or may be implied herein as to any matter pertaining to the contents of the Registration Statement other than as to the valid issuance of the shares of Common Stock.

Office Address:	Mailing Address:	T: 307.635.0710	Cheyenne, WY · Jackson, WY
2120 Carey Ave., Suite 300	P.O. Box 87	F: 307.635.0413	Casper, WY · Evanston, WY
Cheyenne, WY 82001	Cheyenne, WY 82003	www.lrw-law.com	Denver, CO · Park City, UT

Next Technology Holding Inc.

March 25, 2026

As the basis for the opinion hereinafter expressed, we have reviewed originals or copies of the following:

A.	a copy of the Amended and Restated Articles of Incorporation of the Company, filed with the Secretary of State of Wyoming on March 29, 2023, as amended by the Certificate of Amendment filed on March 18, 2024, amending the name of the Company from WeTrade Group Inc. to Next Technology Holding Inc.

B.	a copy of the Second Amended Bylaws of the Company, effective as of March 29, 2023;

C.

a copy of the Unanimous Written Consent of the Board of Directors In Lieu of a Special Meeting of the Company (the “Board”) dated March 24, 2026 relating to, among other things, approval of the Offering and agreements and other documents related thereto, and authorization of the filing of a Prospectus Supplement disclosing the terms and conditions of the Offering, together with any amendment or supplement thereto as may be required or advisable, and any other documents required by the SEC or applicable law to be filed in connection with the Offering.

D.	the certificate of good standing covering the Company, issued by the Secretary of State of Wyoming as March 24, 2026 (the “Certificate of Good Standing”).

E.	a copy of the Prospectus as described above.

We have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We have assumed for purposes of this opinion: (a) information contained in documents reviewed by us is true, complete and correct; (b) the genuineness and authenticity of all signatures on original documents; (c) the accuracy and completeness of all documents delivered to us and the authenticity of all documents submitted to us as originals; (d) the conformity to originals of all documents submitted to us as copies; (e) the accuracy, completeness and authenticity of certificates of public officials; (f) the legal capacity of all natural persons; and (g) the due authorization, execution and delivery of all documents by parties other than the Company.

Where an opinion is given “to our knowledge”, it refers only to the actual knowledge of the attorney signing the opinion, without any inquiry or investigation.

Next Technology Holding Inc.

March 25, 2026

We are opining herein as to the Wyoming Business Corporations Act, as amended, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agencies within any state.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

(i)	the Company is a corporation validly existing and in good standing under the laws of the State of Wyoming, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in each of the Registration Statement and the Prospectus and to enter into and perform its obligations under the transaction agreements with respect to the Offering;

(ii)	the authorized, issued and outstanding capital stock of the Company conforms to the descriptions thereof set forth or incorporated by reference in the Registration Statement and the Prospectus.

(iii)	to our knowledge, no stockholder of the Company or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company (or to act as a financial advisor, underwriter or placement agent for such subscription or purchase) arising (a) by operation of the Amended and Restated Articles of Incorporation of the Company, the Second Amended Bylaws of the Company and of the Wyoming Business Corporations Act, as amended, (b) under any of the agreements and other instruments listed as exhibits to the Registration Statement, including those incorporated by reference, pursuant to Item 601(b)(4) and (10) of Regulation S-K (the “Applicable Agreements”), except for such rights as have been duly waived, or (c) to our knowledge, otherwise;

(iv)	to our knowledge, there are no legal or governmental actions, suits or proceedings pending or threatened against the Company or any of its officers or directors (including in connection with the discharge of their duties as officers or directors), or involving the assets, properties or businesses of the Company which are required to be disclosed in the Registration Statement and the Prospectus other than those disclosed therein. We confirm to you that we are not representing the Company in any pending or threatened litigation or governmental action in which the Company is a named defendant or target that challenges the validity or enforceability of the transaction agreements with respect to the Offering and the Applicable Agreements, or seeks to enjoin the performance of the transaction agreements with respect to the Offering and the Applicable Agreements;

Next Technology Holding Inc.

March 25, 2026

(v)	the statements in the Prospectus under the caption “Description of Securities We Are Offering” and in the Registration Statement under the caption “Description of Common Stock” insofar as such statements purport to describe certain provisions of documents referred to therein or matters of Wyoming law, fairly and accurately describe in all material respects such legal matters and provisions described therein; and

(vi)	the Offering has been duly authorized, and when the Common Stock of the Company is issued in accordance with the terms of the Offering, it will be validly issued, fully paid and nonassessable.

We expressly disavow any obligation to advise you with respect to future changes in law or in our knowledge or as to any event or change of condition occurring subsequent to the date of this letter. This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act only.

We consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

LONG REIMER WINEGAR LLP

/s/ GREGORY C. DYEKMAN
BY: GREGORY C. DYEKMAN

gdyekman@lrw-law.com